Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

ST FINANCIAL GROUP, INC.

(A TEXAS CORPORATION)

i

Section 8.06. Construction	16

Section 8.07. Seal	17

Section 8.08. Indemnification	17

Section 8.09. Insurance	17

Section 8.10. Amendment of Bylaws	17

Section 8.11. Invalid Provisions	17

Section 8.12. Relation to Certificate of Formation	17

AMENDED AND RESTATED

BYLAWS

OF

ST FINANCIAL GROUP, INC.

ARTICLE I.

OFFICES

Section 1.01. Registered Office. The registered office and registered agent of ST Financial Group, Inc. (the “Corporation”) will be as from time to time set forth in the Corporation’s Certificate of Formation.

Section 1.02. Other Offices. The Corporation may also have offices at such other places, both within and outside the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

SHAREHOLDERS

Section 2.01. Place of Meetings. All meetings of the shareholders shall be held at such place, within or outside the State of Texas, as may be fixed from time to time by the Board of Directors.

Section 2.02. Annual Meeting. An annual meeting of the shareholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such hour as may from time to time be determined by the Board of Directors.

Section 2.03. List of Shareholders. At least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock transfer books. Such list will be kept on file at the registered office of the Corporation for a period of ten days prior to such meeting and will be subject to inspection by any shareholder at any time during usual business hours. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any shareholder who may be present.

Section 2.04. Special Meetings. Unless otherwise provided in the Certificate of Formation, special meetings of the shareholders, for any purpose or purposes may be called at any time by the Board of Directors, the Chief Executive Officer, the President or at the request in writing of the holders of at least 50% of all the shares issued, outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting.

Section 2.05. Notice. Written or printed notice stating the place, day and hour of any meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be given by or at the direction of the Board of Directors or the other person(s) calling the meeting to each shareholder of record entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Such notice may be delivered either personally or by mail. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 2.06. Quorum; Adjournment of Meetings. With respect to any matter, the presence in person or by proxy of the holders of a majority of the shares entitled to vote on that matter will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the Certificate of Formation or these Bylaws. If, however, such quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 2.07. Order of Business. At each meeting of the shareholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: Chairman of the Board, Chief Executive Officer, President, Vice Presidents (in the order of their seniority if more than one) and any other person as the Board of Directors may designate. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 2.08. Voting. When a quorum is present at any meeting of the Corporation’s shareholders, the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at such meeting will be sufficient to decide such question; provided that if the question is one upon which, by express provision of law, the Certificate of Formation or these Bylaws, a different vote is required, such express provision shall govern and control the decision of such question.

Section 2.09. Method of Voting. Each outstanding share of the Corporation’s capital stock, regardless of class or series, will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or series are altered, limited or denied by the Certificate of Formation, as amended from time to time. At any meeting of the shareholders, every shareholder having the right to vote will be entitled to vote in person or by proxy executed in writing by such shareholder and bearing a date not more than 11 months prior to such meeting, unless such instrument provides for a longer period. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of the preceding sentence. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for Directors will be in accordance with Article III of these Bylaws. Unless otherwise provided in the Certificate of Formation of the Corporation, cumulative voting for the election of directors shall be prohibited. Voting on any question or in any election may be by voice vote or show of hands unless the chairman of the meeting orders or shareholders holding a majority of the issued and outstanding share present in person or by proxy at any meeting demand that voting be by written ballot.

Section 2.10. Action by Consent. Any action required or permitted to be taken at any meeting of the shareholders may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the shareholders.

Section 2.11. Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten nor more than sixty days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed will be the record date. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.12. Inspectors. Either the Board of Directors or, in the absence of a designation of inspectors by the Board, the chairman of any meeting of shareholders may, in its or such person’s discretion, appoint one or more inspectors to act at any meeting of shareholders. Such inspectors shall perform such duties as shall be specified by the Board or the chairman of the meeting. Inspectors need not be shareholders. No Director or nominee for the office of director shall be appointed such inspector.

Section 2.13. Advance Notification. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder who (i) was a shareholder of record at the time of giving of advance notice provided for in this Section 2.13 and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the advance notice procedures set forth in this Section 2.13 as to such business. For business to be properly brought before an annual meeting by a shareholder, if such business relates to the election of Directors of the Corporation, the procedures in Section 3.03 of Article III must be complied with. If such business relates to any other matter, the shareholder must have given timely notice thereof in writing to the Secretary and such business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered or mailed by first class United States mail, postage prepaid, to and received by the Secretary at the principal executive offices of the Corporation not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation; provided, however, that in the event that the annual meeting is called for a date (including any change in a date designated by the Board of Directors pursuant to Section 2.02 of this Article II) more than 50 days prior to such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was first mailed or public disclosure of the date of the meeting was first made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (c) as of the date of the notice and as of the record date for the meeting (and if the record date is subsequent to the date notice is delivered to the Secretary as provided above, then such shareholder shall deliver in writing to the Secretary at the principal executive offices of the Corporation the information as of the record date promptly following the later of the record date and the date notice of the record date is first publicly disclosed) (i) the class or series and number of shares of the Corporation that are beneficially owned by such shareholder and such beneficial owner, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “derivative instrument”) directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such beneficial owner has a right to vote any shares of any security of the Corporation, (iv) any short interest in any security of the Corporation (for purposes of this Section 2.13 a person or entity shall be deemed to have a short interest in a security if such person or entity directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or derivative instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner thereof, and (vii) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to base on any increase or decrease in the value of shares of the Corporation or derivative instruments as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (d) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; (e) as of the date of the notice and as of the record date for the meeting (and if the record date is subsequent to the date notice is delivered to the Secretary as provided above, then such shareholder shall deliver in writing to the Secretary at the principal executive offices of the Corporation the information as of the record date promptly following the later of the record date and the date notice of the record date is first publicly disclosed) (i) any material interest of such shareholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements, and understandings between such shareholder and beneficial owner, if any, and any other person or entity (including their names) in connection with such business or the proposal thereof by such shareholder; and (f) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.13 and except that, with respect to any business related to the election of Directors of the Corporation, the procedures in Section 3.03 of Article III must be complied with.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.13, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted. In addition, unless otherwise required by law, if a shareholder (or a qualified representative of the shareholder) intending to propose business at an annual meeting pursuant to this Section 2.13 does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation.

Nothing in this Section 2.13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III.

BOARD OF DIRECTORS

Section 3.01. Management. The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors, and, subject to the restrictions imposed by law or the Certificate of Formation of the Corporation, the Board of Directors may exercise all the powers of the Corporation.

Section 3.02. Qualification; Election; Term; Classified Board. None of the Directors need be a shareholder of the Corporation or a resident of the State of Texas. Directors will be elected by plurality vote at the annual meeting of the shareholders at which such Directors’ term will expire, except as hereinafter provided, and each Director elected will hold office for the term for which such director is elected, and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. The directors of the Corporation shall be divided into three classes as provided in the Certificate of Formation of the Corporation.

Section 3.03. Notification of Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations for election to the Board of Directors of the Corporation at a meeting of shareholders may be made (a) by the Board of Directors or (b) at an annual meeting of shareholders or at a special meeting of shareholders at which Directors are to be elected as specified in the Corporation’s notice of special meeting, by any shareholder of the Corporation who (i) was a shareholder of record at the time of giving of advance notice provided for in this Section 3.03 and at the time of the meeting, (ii) is entitled to vote for the election of Directors at such meeting and (iii) complies with the advance notice procedures set forth in this Section 3.03. Nominations with respect to an election of Directors to be held at an annual meeting, other than those nominations made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to and received by the Secretary at the principal executive offices of the Corporation not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation; provided, however, that in the event that the annual meeting is called for a date (including any change in a date designated by the Board pursuant to Section 2.02 of Article II) more than 50 days prior to such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was first mailed or public disclosure of the date of the annual meeting was first made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. Nominations with respect to an election of Directors to be held at a special meeting of shareholders, other than nominations made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to and received by the Secretary at the principal executive offices of the Corporation no later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was first mailed or public disclosure of the date of the special meeting was first made, whichever first occurs. Each notice under this Section 3.03 shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation that are beneficially owned by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (as defined in Section 2.13 of Article II) (including such person’s written consent to be named as a nominee and to serve as a Director if elected) and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the three fiscal years of the Corporation prior to the date of such meeting, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor provision) if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof, or any person acting in concert therewith, were the “registrant” for purposes of such rules and the nominee were a Director or executive officer of such registrant; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (ii) as of the date of the notice and as of the record date for the meeting (and if the record date is subsequent to the date notice is delivered to the Secretary as provided above, then such shareholder shall deliver in writing to the Secretary at the principal executive offices of the Corporation the information as of the record date promptly following the later of the record date and the date notice of the record date is first publicly disclosed) (A) the class or series and number of shares of the Corporation which are beneficially owned by such shareholder and such beneficial owner, (B) any derivative instrument (as defined in Section 2.13 of Article II) directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such beneficial owner has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this Section 3.03 a person or entity shall be deemed to have a short interest in a security if such person or entity directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or derivative instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner thereof, and (G) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to base on any increase or decrease in the value of shares of the Corporation or derivative instruments as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (c) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (d) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present such nomination. Each nominee for election or reelection to the Board of Directors must complete, execute and deliver a questionnaire, representation and agreement as described below. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation and to be independent as determined under applicable rules and regulations, and that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. In addition, unless otherwise required by law, if a shareholder (or a qualified representative of the shareholder) intending to make a nomination at an annual or special meeting pursuant to this Section 3.03 does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

To be eligible to be a nominee for election or reelection as a Director of the Corporation, the prospective nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 3.03) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request). The prospective nominee must also provide to the Secretary at the principal executive offices of the Corporation a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (c) would be in compliance, if elected as a Director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 3.04. Number. The number of Directors of the Corporation will be at least one (1). The number of Directors authorized will be fixed as the Board of Directors may from time to time designate. No decrease in the number of Directors will have the effect of shortening the term of any incumbent Director.

Section 3.05. Removal. Any Director may be removed from office only for cause and only by the affirmative vote of a majority of shares present in person or represented by proxy at such meeting and entitled to vote for the election of directors generally.

Section 3.06. Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board or to the Secretary. A resignation is effective when the resignation is delivered unless the resignation specifies (a) a later effective date or (b) an effective date determined upon the happening of an event or events.

Section 3.07. Vacancies. Any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the Directors then in office (even if the remaining Directors constitute less than a quorum of the Board of Directors), and any Director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of the shareholders.

Section 3.08. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at such place, within or outside the State of Texas, as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 3.09. Annual Meeting. The first meeting of each newly elected Board of Directors will be held without further notice immediately following the annual meeting of shareholders and at the same place, unless by unanimous consent, the Directors shall change such time or place. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held after the annual meeting of shareholders, the Board of Directors shall elect the officers of the Corporation.

Section 3.10. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as is from time to time determined by resolution of the Board of Directors.

Section 3.11. Special Meetings. Special meetings of the Board of Directors will be held whenever called by the Chairman or the President or by the President or the Secretary on the written request of at least two Directors.

Section 3.12. Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed to each director, addressed to such Director at such Director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such Director at such place by facsimile, telegraph or electronic transmission or be given personally or by telephone, not later than two days before the meeting is to be held, but notice need not be given to any Director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such Director. Every such notice shall state the time and place but need not state the purpose of the meeting.

Section 3.13. Quorum; Adjournment of Meetings. At all meetings of the Board of Directors the presence of a majority of the number of Directors then in office will be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Formation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as original called and noticed.

Section 3.14. Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s Directors or officers are Directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

Section 3.15. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be, and such consent or consents are filed with the minutes of the proceedings of the Board or of such committee.

Section 3.16. Compensation of Directors. Directors and members of standing committees may receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, may establish; provided that nothing herein contained will be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.17. Advisory Directors. The Board of Directors may appoint such number of advisory directors as the Board of Directors may from time to time determine, each of whom shall hold office until the next annual meeting of shareholders following their appointment. Advisory directors shall serve in an advisory capacity to the Board of Directors, but shall not have the right to vote. Advisory directors also may be appointed by the Board of Directors to serve in an advisory capacity on any committee of the Board of Directors, but shall not have the right to vote. The Board of Directors may remove any advisory director, with or without cause, at any time upon a majority vote of the Board of Directors. The compensation of any advisory director shall be set and determined by the Board.

Section 3.18. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Formation of the Corporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors may deem proper.

ARTICLE IV.

COMMITTEE

Section 4.01. Designation; Powers. The Board of Directors may, by resolution or resolutions adopted by a majority of the full Board of Directors, designate one or more committees, which shall in each case be comprised of such number of directors as the Board of Directors may determine from time to time. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution and to the extent permitted by the Texas Business Organizations Code, except as prohibited by the Texas Business Organizations Code (including Section 21.416(c) thereof or any successor statute). In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by the Board of Directors.

Section 4.02. Procedure; Meetings; Quorum. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with the provisions of Article III applicable to meetings and actions of the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors at its meeting next succeeding such action or when otherwise required. A majority of the members of any such committee shall constitute a quorum, except as provided in Section 4.03 of this Article IV, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 4.03. Vacancies. The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.

ARTICLE V.

NOTICE

Section 5.01. Form of Notice. Whenever by law, the Certificate of Formation or these Bylaws, notice is to be given to any Director or shareholder, and no provision is made as to how such notice is to be given, such notice may be given: (i) in writing, by mail, postage prepaid, addressed to such Director or shareholder at such address as appears on the books of the Corporation or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mail. Notice from the Corporation may be given to the shareholder, director or committee member by facsimile, electronic mail or other electronic transmission to a facsimile number or electronic message address provided by the person, or to which the person consents, for the purpose of receiving notice. The shareholder, director or committee member may specify the form of electronic transmission to be used to communicate notice. Notice by electronic transmission is deemed given when the notice is (i) transmitted to a facsimile number provided by the shareholder, director or committee member for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the shareholder, director or committee member for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the shareholder, director or committee member at the address provided by the shareholder, director or committee member for the purpose of alerting the shareholder, director or committee member of a posting; or (iv) communicated to the shareholder, director or committee member by any other form of electronic transmission consented to by the shareholder, director or committee member. If the notice required by this Section 5.01 is given by multiple means, such notice shall be effective as of the earliest date on which it was received. The shareholder, director or committee member may revoke this consent by written notice to the Corporation. The consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action.

Section 5.02. Waiver. Whenever any notice is required to be given to any shareholder or Director of the Corporation as required by law, the Certificate of Formation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a shareholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such shareholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE VI.

OFFICERS AND AGENTS

Section 6.01. In General. The officers of the Corporation will be elected by the Board of Directors and will be a President and a Secretary. The Board of Directors may also elect a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, Vice Presidents, Assistant Vice Presidents, a Treasurer, and Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person. The Board may, from time to time, delegate the powers or duties of any officer to any other officers or agents, notwithstanding any contrary provision hereof.

Section 6.02. Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, will elect the officers, none of whom need be a member of the Board of Directors (except the Chairman of the Board).

Section 6.03. Other Officers and Agents. The Board of Directors may also elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board.

Section 6.04. Compensation. The compensation of all officers and agents of the Corporation will be fixed by the Board of Directors or any committee of the Board, if so authorized by the Board.

Section 6.05. Term of Office and Removal. Each officer of the Corporation will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever occurs first. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the entire Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 6.06. Resignations. Subject at all times to the right of removal as provided in Section 6.05 of this Article VI, any officer may resign at any time by giving notice to the Board of Directors, the Chairman of the Board or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided that the Chairman of the Board or, in the event of the resignation of the Chairman of the Board, the Board of Directors may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.07. Chairman of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors (unless the Board designates another person) and generally manage the affairs of the Board of Directors. The Chairman of the Board shall also have such other powers and duties as may from time to time be prescribed by the Board of Directors.

Section 6.08. Chief Executive Officer. Unless the Board of Directors otherwise determines, the Chief Executive Officer shall have general and active management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and the Chief Executive Officer shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the Chief Executive Officer by the Board of Directors.

Section 6.09. President. The President shall have such powers and perform such duties as from time to time may be prescribed for him by the Board or are incident to the office of President.

Section 6.10. Chief Financial Officer. The Chief Financial Officer shall have such powers and perform such duties as from time to time may be prescribed for him by the Board or are incident to the office of Chief Financial Officer.

Section 6.11. Vice Presidents. The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board or are incident to the office of such Vice President.

Section 6.12. Secretary. The Secretary will attend all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board of Directors and committees thereof. The Secretary will give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors. The Secretary will keep in safe custody the seal of the Corporation. The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the Chief Executive Officer or the Board of Directors.

Section 6.13. Assistant Secretaries. The Assistant Secretaries will have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate to them.

Section 6.14. Treasurer. The Treasurer will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer will render to the Directors whenever they may require it an account of the operating results and financial condition of the Corporation, and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate to him.

Section 6.15. Assistant Treasurers. The Assistant Treasurers will have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate to them.

Section 6.16. Execution of Contracts and Other Documents. Each officer of the Corporation may execute, affix the corporate seal and/or deliver, in the name and on behalf of the Corporation, deeds, mortgages, notes, bonds, contracts, agreements, powers of attorney, guarantees, settlements, releases, evidences of indebtedness, conveyances, or any other document or instrument which is authorized by the Board or is required to be executed in the ordinary course of business of the Corporation, except in cases where the execution, affixation of the corporate seal and/or delivery thereof shall be expressly and exclusively delegated by the Board to some other officer or agent of the Corporation.

Section 6.17. Bonding. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.

ARTICLE VII.

CERTIFICATES REPRESENTING SHARES

Section 7.01. Certificated and Uncertificated Shares. The shares of the capital stock of the Corporation may be either certificated shares or uncertificated shares. As used herein, the term “certificated shares” means shares represented by instruments in bearer or registered form, and the term “uncertificated shares” means shares not represented by instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the Corporation.

Section 7.02. Certificates. Certificates for certificated shares shall be in such form, not inconsistent with that required by law and the Certificate of Formation of the Corporation, as shall be approved by the Board of Directors. Such certificates will be consecutively numbered and entered in the stock book of the Corporation as they are issued. Each certificate will state on the face thereof the holder’s name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value, and such other matters as may be required by law. They will be signed by the Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, ceases to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.03. Issuance of Uncertificated Shares. After the issuance of uncertificated shares, the Corporation or the transfer agent of the Corporation must send to the registered owner of such uncertificated shares a written notice containing the information required to be stated on certificates representing shares of stock as set forth in Section 7.02 of this Article VII above.

Section 7.04. Lost, Stolen or Destroyed Certificates. The Board of Directors may determine the conditions upon which the Corporation may issue (a) a new certificate of stock or (b) uncertificated shares in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and may require the owner of such certificate or such owner’s legal representative to give a bond, with surety sufficient to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in the place of the one so lost, stolen or destroyed.

Section 7.05. Transfer of Shares. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon the books of the Corporation. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares will be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 7.06. Registered Shareholders. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

Section 7.07. Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer or registration of certificated or uncertificated shares and the replacement of certificated shares of capital stock of the Corporation.

ARTICLE VIII.

GENERAL PROVISIONS

Section 8.01. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Certificate of Formation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Texas Business Organizations Code and the Certificate of Formation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.

Section 8.02. Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.

Section 8.03. Telephone and Similar Meetings. Shareholders, directors and committee members may participate in and hold meetings by means of conference telephone or similar communications equipment, or another suitable electronic communications system, if the telephone, equipment, or system permits each person participating in the meeting to communicate with all other persons participating in the meeting. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting had not been lawfully called or convened.

Section 8.04. Books and Records. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its shareholders and Board of Directors, and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

Section 8.05. Fiscal Year. The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.

Section 8.06. Construction. As used herein, the gender of words includes the masculine, feminine and neuter, and the singular includes the plural (and vice-versa). Use of the terms “include,” “including” and similar derivations are without limitation.

Section 8.07. Seal. The Corporation may have a seal, and such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation will have authority to affix the seal to any document requiring it.

Section 8.08. Indemnification. The Corporation will indemnify its directors, officers and other persons referenced in the Certificate of Formation to the fullest extent permitted by the Texas Business Organizations Code and may, if and to the extent authorized by the Board of Directors, so indemnify any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

Section 8.09. Insurance. The Corporation may at the discretion of the Board of Directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the Certificate of Formation, these Bylaws or otherwise.

Section 8.10. Amendment of Bylaws. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, except to the extent (a) such power shall be reserved exclusively to the shareholders in whole or part by the Certificate of Formation or the Texas Business Organizations Code or (b) the shareholders in amending, repealing or adopting a particular Bylaw shall have expressly provided in such Bylaw. Unless the Certificate of Formation or a Bylaw adopted by the shareholders shall provide otherwise as to all or some portion of the Bylaws, the shareholders may amend, repeal, or adopt Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors.

Section 8.11. Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

Section 8.12. Relation to Certificate of Formation. These Bylaws are subject to, and governed by, the Certificate of Formation.

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